                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       HB COMMUNICATIONS ACQUISITION CORP.


         It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is HB Communications Acquisition Corp., which is the name under which the corporation was originally incorporated; and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware January 13, 1993.

         2. The certificate of incorporation of the corporation is hereby amended (a) by striking out Articles FIFTH and EIGHTH, (b) by correcting the word "tho" in the first sentence of paragraph C of Article SIXTH to read "the",
(c) by substituting in lieu of paragraph B of Article EIGHTH new Article SEVENTH, and (d) by redesignating Articles SIXTH, SEVENTH and NINTH as Articles FIFTH, SIXTH and EIGHTH, respectively, all as set forth in the Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the corporation as herein amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of HB Communications Acquisition Corp., without any further amendments other than the amendments herein certified and without any other discrepancy between the provisions of the certificate of incorporation as heretofore filed and the provisions of the said single instrument hereinafter set forth.


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       HB COMMUNICATIONS ACQUISITION CORP.

         FIRST: The name of the Corporation is HB Communications Acquisition
Corp.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000 of which 50,000,000 shares shall be Common Stock of the par value of $0.001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $0.001 per share.

         A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

         FIFTH: The following provisions (A) through (E) shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination," and may not be amended prior to the consummation of any Business Combination. A "Business Combination" shall mean the acquisition by the Corporation, whether by merger, exchange of capital stock, asset or stock acquisition or other similar type of transaction, of any business ("Target Business") in the communications industry.

         A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the GCL. In the event that the holders of a majority of the outstanding Voting Stock vote for the approval of the Business Combination, the Corporation shall be authorized to consummate the Business Combination. Notwithstanding the foregoing, in the event that the holders of 20% or more of the Voting Stock (excluding, for this purpose, those persons ("Insiders") who were stockholders prior to the consummation of the Corporation's initial public offering of its securities ("IPO")) vote against the Business Combination, the Corporation shall not be authorized to consummate such Business Combination.

         B. In the event that a Business Combination is approved in accordance with the above paragraph A and is consummated by the Corporation, any stockholder of the Corporation other than an Insider (a "Public Stockholder") who voted against the Business Combination may demand that the Corporation redeem his shares. If so demanded, the Corporation shall redeem such shares at a per share redemption price equal to the quotient determined by dividing (i) the amount in the Trust Fund, as defined below, as of the record date for determination of stockholders entitled to vote on the Business Combination, by
(ii) the number of shares held by the Public Stockholders. "Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which certain amounts of the net proceeds of the IPO are deposited.

         C. In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the Corporation's IPO or (ii) 24 months after the consummation of the IPO in the event that an agreement for a Business Combination was submitted to the stockholders for approval but was not consummated within such 18 month period (such later date being referred to as the "Termination Date"), the officers of the Corporation shall take all such action necessary to dissolve and liquidate the Corporation within sixty days of the Termination Date. In the event that the Corporation is so dissolved and liquidated, only the Public Stockholders shall be entitled to receive liquidating distributions and the Corporation shall pay no liquidating distributions to any Insider.

         D. A Public Stockholder shall be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands redemption of his shares in accordance with paragraph B, above. In no other circumstances shall any Public Stockholder have any other right or interest of any kind in or to the Trust Fund.

         E. Directors shall be divided into two classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

         SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

         B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or to repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

         C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

         D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

         SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

         EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         4. The Corporation has not received any payment for any of its stock.

         5. The amendments and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the sole director who has been elected and qualified in the manner and by the vote prescribed by
Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

Signed on February 23, 1993



                                                   /s/ Rhodric C. Hackman
                                              ---------------------------------
                                                 Rhodric C. Hackman, President


Attest:


       /s/ John F. Baring
--------------------------------
   John F. Baring, Secretary

                                  AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       HB COMMUNICATIONS ACQUISITION CORP.

         Pursuant to the General Corporation Law of the State Of Delaware ("GCL"), it is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is HB Communications Acquisition Corp., which is the name under which the corporation was originally incorporated. The date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is January 13, 1993. The date of filing of the restated certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is February 24, 1993.

         2. The restated certificate of incorporation of the corporation is hereby amended by adding as Article NINTH the following:

            "NINTH: In the event (i) the acquisition (the "Acquisition") by the Corporation of certain assets of The Microband Companies Incorporated ("Microband") and certain affiliated companies (the "Microband Companies"), comprising the wireless cable television system operated by Microband Wireless Cable of New York, Inc. is approved by the stockholders of the Corporation and (ii) the Acquisition is approved by the U.S. Bankruptcy Court for the Southern District of New York, then, in such event, the Corporation must consummate the Acquisition on the terms and conditions set forth in the Amended and Restated Asset Purchase Agreement, between the Corporation and the Microband Companies (the "Asset Purchase Agreement"), unless a condition set forth in the Asset Purchase Agreement to the Corporation's obligation to consummate the Acquisition shall not have been satisfied."

         3. Except as otherwise amended hereby, the provisions of the restated certificate of incorporation of the corporation are in full force and effect.

         4. The amendments of the restated certificate of incorporation herein certified have been duly adopted by the directors and stockholders of the corporation by the vote prescribed by Section 242 of the GCL and shall become effective on the date of the filing of this certificate.


Signed on December 21, 1994.


                                                     /s/ Rhodric C. Hackman
                                                  ------------------------------
                                                  Rhodric C. Hackman, President


Attest:


     /s/ John F. Baring
------------------------------
  John F. Baring, Secretary

                                  AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       HB COMMUNICATIONS ACQUISITION CORP.


         Pursuant to the General Corporation Law of the State of Delaware ("GCL"), it is hereby certified that:

         1. The present name of the corporation (hereinafter called the "corporation") is HB Communications Acquisition Corp., which is the name under which the corporation was incorporated. The date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is January 13, 1993. The date of filing of the restated certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is February 24, 1993.

         2. The restated certificate of incorporation of the corporation is hereby amended by deleting Article FIRST and in its stead substituting the following:

            "FIRST: The name of the corporation is Source Media, Inc.

         3. The restated certificate of incorporation of the corporation is hereby amended by deleting Article NINTH.

         4. Except as otherwise amended hereby, the provisions of the restated certificate of incorporation, as amended, of the corporation are in full force and effect.

         5. The amendments of the restated certificate of incorporation herein certified have been duly adopted by the directors and stockholders of the corporation by the vote prescribed by Section 242 of the GCL and shall become effective on the date of the filing of this certificate.


Signed on June 21, 1995.


                                                    /s/ Rhodric C. Hackman
                                                --------------------------------
                                                 Rhodric C. Hackman, President


ATTEST:


      /s/ John F. Baring
---------------------------------
   John F. Baring, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               SOURCE MEDIA, INC.


         SOURCE MEDIA, INC., a corporation organized and existing under the laws of the State of Delaware (herein called the "Corporation"), hereby certifies as follows:

         1. The name of the Corporation is Source Media, Inc. The Corporation was originally incorporated under the name "HB Communications Acquisition Corp.", and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 13, 1993.

         2. The Board of Directors of the Corporation, at a meeting duly called and held on August 24, 1995, adopted a resolution proposing and declaring advisable the amendment to the Restated Certificate of Incorporation, as amended (as previously amended and restated, the "Certificate of Incorporation") of the Corporation set forth below, and calling for the submission of said amendment to the stockholders of the Corporation for their consideration.

         3. This Certificate of Amendment has been duly adopted in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware. The stockholders of the Corporation have duly adopted this Certificate of Amendment pursuant to written consents given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the taking of such corporate action without a meeting by less than unanimous written consent has been or will be given to stockholders who did not consent in writing to the action in accordance with the provisions of that Section.

         4. Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), a new provision (c) shall be added to Article "FOURTH" of the Restated Certificate of Incorporation of the Corporation, as amended, such new paragraph (c) to read in its entirety as follows:

            "C. Reverse Split.

                (i) Each outstanding share of Common Stock, par value $.001 per share ("Common Stock"), of the Corporation outstanding prior to the Effective Time ("Pre-Split Share") shall be automatically reclassified as and changed and converted into .5 of a share of Common Stock ("Post-Split Share"), without any action by the holder thereof.

                (ii) No fractional Post-Split Shares shall be issued as a result of the reclassification of Common Stock, but each stockholder whose Pre-Split Shares are reclassified and who would otherwise be entitled to receive a fractional Post-Split Share by reason of such reclassification shall be entitled to receive from the Corporation, in lieu of such fractional share, a cash payment in an amount equal to the average of the closing high bid and low asked quotations for the Common Stock, on October 10, 1995 as reported on the OTC Bulletin Board, multiplied by such fraction.

                (iii) Each certificate that represents Pre-Split Shares shall thereafter be deemed to represent that number of whole Post-Split Shares determined by multiplying the number of Pre-Split Shares previously represented by such certificate by .5. Each person who is a holder of record of outstanding Pre-Split Shares at the Effective Time shall thereafter be entitled to receive from the Corporation a certificate or certificates representing the number of whole Post-Split Shares into which such Pre-Split Shares are reclassified and a check in payment of the value of any fraction of a share, upon the surrender by such holder to the Corporation of the certificate or certificates that represented such Pre-Split Shares."

         5. This Certificate of Amendment shall become effective at 12:01 a.m., October 10, 1995.

         THE UNDERSIGNED, being the Chairman of the Board and President of the Corporation, does make this certificate, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation, duly adopted by its stockholders pursuant to Section 242 of the General Corporation Law, and the facts stated herein are true, and accordingly have hereunto set my hand this 19th day of September, 1995.

                                          SOURCE MEDIA, INC.


                                          By: /s/ Timothy P. Peters
                                              ----------------------------------
                                              Timothy P. Peters, Chairman
                                                 of the Board and President

Attest:


  /s/ Michael G. Pate
-------------------------------
Michael G. Pate
Treasurer

                                  AMENDMENT TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               SOURCE MEDIA, INC.

         Pursuant to the General Corporation Law of the State of Delaware ("GCL"), it is hereby certified that:

            1. The name under which the Corporation was originally incorporated was "HB Communications Acquisition Corp." and the date of filing the Restated Certificate of Incorporation was February 23, 1993. As set forth in the Minutes of the annual Meeting of the Stockholders on June 23, 1995, the stockholders holding a majority of the outstanding shares voted to approve changing the Corporation's name to "Source Media, Inc."

            2. As approved by the stockholders holding a majority of the outstanding shares of the Corporation, the Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

               (a) The first paragraph of Article FOURTH is hereby amended to read in its entirety as follows:

         "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,712,001 of which 50,000,000 shares shall be Common Stock of the par value of $0.001 per share and 1,712,001 shares shall be Preferred Stock of the par value of $0.001 per share."

               (b) Part B of Article FOURTH is hereby amended to read in its entirety as follows:

            "B. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed upon the Common Stock are as follows:

                  (i) Designation. 50,000,000 shares of the Common Stock shall be designated "Common Stock" and 5,046,786 shares of the Common Stock shall be designated "Non-Voting Stock". Each share of Common Stock and Non-Voting Stock shall be identical in all respects, except as otherwise provided herein.



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



                  (ii) Voting Rights.

                      (A) Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                      (B) Non-Voting Stock. Except as otherwise required by law, each outstanding share of Non-Voting Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote and shares of Non-Voting Stock shall not be included in determining the number of shares voting or entitled to vote on any such matter; provided that, notwithstanding the foregoing, holders of shares of Non-Voting Stock shall be entitled to vote as a separate class on any amendment to this subparagraph
(ii)(B) and on any amendment, repeal or modification of any provision of this Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of Non-Voting Stock, including without limitation, subject to subparagraph (C) below, any change that adversely affects the powers, preferences or special rights of the Common Stock.

                      (C) Class Voting. On any matter on which the holders of shares of Common Stock and the holders of shares of Non-Voting Stock are entitled to vote, except as otherwise required by law, the Common Stock and the Non-Voting Stock shall vote together as a single class.

                  (iii) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of its shares out of funds legally available for the payment of dividends. Except as otherwise provided in any Preferred Stock Designation, any dividend or distribution on the Common Stock or the Non-Voting Stock shall be payable on shares of Common Stock and Non- Voting Stock share and share alike to the exclusion of the holders of shares of Preferred Stock of any and all series; provided that in the case such dividends are payable in shares of the Corporation, or options, warrants or rights to acquire shares of the Corporation or securities convertible into or exchangeable for shares of the Corporation, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for shares of the same class (i.e., Common Stock or Non-Voting Stock) upon which the dividend or distribution is being paid.

                  (iv) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the liquidation preference of any series of shares of Preferred Stock pursuant to a Preferred Stock Designation, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of Common Stock and the holders of Non-Voting Stock share and share alike to the exclusion of the holders of shares of Preferred Stock of any and all series. For the purposes of this subparagraph
(iv), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the

Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

                  (v) Conversion.

                      (A) No Conversion of Shares of Common Stock. Holders of Common Stock may not convert any of their shares of Common Stock into shares of Non-Voting Stock.

                      (B) Conversion of Non-Voting Stock. Subject to the provisions of this subparagraph (v), in the event of the transfer of shares of Non-Voting Stock to any person or entity, said shares shall be deemed automatically to convert, effective as of the date of transfer thereof, into the same number of shares of Common Stock. Subject to the provisions of this subparagraph (v), each holder of Non-Voting Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of Non-Voting Stock held by such stockholder into the same number of shares of Common Stock; provided, however, that no holder of shares of Non-Voting Stock shall be entitled to convert any such shares to the extent that, as a result of such conversion, such holder, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation than such holder shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable either to such holder or to the Corporation.

                      (C) Conversion Procedure.

                          (1) Each conversion of shares of Non-Voting Stock into
shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted (hereinafter called the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Non-Voting Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Common Stock (hereinafter called the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that the Corporation shall issue shares to persons or entities other than those indicated on the certificate or certificates representing the Converting Shares only in compliance with the Securities Act of 1933, as amended, and any other applicable state or federal securities law. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

                          (2) In the event of the automatic conversion of shares
of Non-Voting Stock into shares of Common Stock, the holders of such shares shall surrender the certificate or certificates representing the Converting Shares in accordance with, and the parties to the transfer and the Corporation shall otherwise comply with, the procedures set forth in subparagraph (C)(1) hereof; provided, however, that, notwithstanding that any certificate for Converting Shares shall not have been surrendered for cancellation, all such Converting Shares shall no longer be deemed outstanding on and after the effective date of conversion as set forth in subparagraph (v)(B) and all rights with respect to such Converting Shares shall forthwith on the effective date of such transfer cease and terminate, except only the right of the holder or holders thereof to receive the same number of shares of Converted Shares on the conversion thereof.

                          (3) Upon the issuance of shares in accordance with
this subparagraph (v), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable.

                      (D) Stock Splits; Adjustments. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Common Stock or Non-Voting Stock, the outstanding shares of the other class of shares shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.

                      (E) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Non-Voting Stock, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Non-Voting Stock.

                      (F) No Charge. The issuance of certificates for shares of Common Stock upon conversion of shares of Non-Voting Stock shall be made without charge to the holders of such Non-Voting Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Non-Voting Stock converted and no such issuance and delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

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



            3. Except as otherwise amended hereby, the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, are in full force and effect.

            4. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted by the directors and stockholders of the Corporation by the vote prescribed by Section 242 of the GCL and shall become effective on the date of the filing of this certificate.

Signed on November 17, 1999

                                           /s/ Stephen W. Palley
                                           -------------------------------------
                                           Stephen W. Palley
                                           President and Chief Executive Officer


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